UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2005, Conor Medsystems, Inc. (the “Company”) and Conor Medsystems Ireland Limited, a wholly-owned subsidiary of the Company (“Conor Ireland”), entered into a lease agreement with J.J. Rhatigan & Company Limited (“Landlord”) for the lease of approximately 2.0 acres in Athlone, Ireland (the “Lease”). Under the Lease, the minimum yearly rent payable is €284,384 through February 15, 2010 (which such amount includes a base rent of €185,353 per year plus an additional rent of €99,031 per year), at which point the base rent payable under the Lease will be adjusted to such amount of rent as shall equal the greater of the base rent prior to such date or an open market rent determined in accordance with the terms of the Lease. Every five years after February 15, 2010, the base rent payable under the Lease will be adjusted in the same manner. Conor Ireland’s obligation to pay the additional yearly rent shall expire on the tenth anniversary of the term of the Lease. The stated term of the Lease is for the twenty-year period commencing on February 16, 2005, but Conor Ireland may terminate the Lease after the expiration of the ten-year period commencing on February 16, 2005 with no additional liability to the Landlord. Conor Ireland’s obligations under the Lease have been guaranteed by the Company. The foregoing description of the Lease is a summary of the material terms of the Lease and does not purport to be complete, and is qualified in its entirety by reference to the Lease which is filed as Exhibit 10.36 to this current report on Form 8-K and is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.36	Lease Agreement, dated March 29, 2005, by and among the Registrant, Conor Medsystems Ireland, Ltd. and J.J. Rhatigan & Company Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: July 24, 2006	By:	/s/ Michael Boennighausen Michael Boennighausen Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10.36	Lease Agreement, dated March 29, 2005, by and among the Registrant, Conor Medsystems Ireland, Ltd. and J.J. Rhatigan & Company Limited.

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